Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form S-1 of AIT Therapeutics, Inc. of our report dated June 15, 2018, with respect to the consolidated financial statements of AIT Therapeutics, Inc. included in the Transition Report on Form 10-KT of AIT Therapeutics, Inc. for the year ended March 31, 2018, field with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
October 3, 2018	A Member of EY Global